EXHIBIT 10.3

AMENDMENT
OF
HUNT CORPORATION RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

WHEREAS, AECOM (the “Company”) maintains the Hunt Corporation Retirement Savings Plan (the “Plan”), as amended and restated effective January 1, 2016; and

WHEREAS, amendment of the Plan now is considered desirable;

NOW, THEREFORE, IT IS RESOLVED, that, in accordance with the powers reserved to the Company under the Plan, and pursuant to the authority delegated to the undersigned, the Plan, hereby is amended, effective July 1, 2016, by adding a new Addendum, in the form attached hereto, to the Plan, at the end thereof.

IN WITNESS WHEREOF, the AECOM Americas Benefits Administration Committee has caused this present to be executed by its Chair thereunto duly authorized this       day of June, 2016.

AECOM AMERICAS BENEFITS ADMINISTRATION COMMITTEE

/s/ Bernard Knobbe
Bernard C. Knobbe, Chair

ADDENDUM

MERGER OF THE PLAN INTO
THE AECOM RETIREMENT & SAVINGS PLAN

1.                                      Effective Date.  Effective July 1, 2016 (the “Merger Date”), this Plan shall be merged into, and continued in the form of, the AECOM Retirement & Savings Plan (the “AECOM RSP”).

2.                                      General Provisions.  The merger of the Plan into the AECOM RSP and the transfer of assets described in paragraph 5 below shall be made in accordance with Code Sections 401(a)(12), 411(d)(6), and 414(l) and the regulations and other guidance issued thereunder.  The purpose of this Addendum is to provide for the merger.  The terms and provisions of this Addendum form a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Addendum.

3.                                      Participation.  Each Participant in the Plan who is employed by an employer under the AECOM RSP on the Merger Date shall automatically become a participant in the AECOM RSP on the Merger Date, subject to the conditions and limitations of the AECOM RSP.  Each other Participant or beneficiary of the Plan shall, on and after the Merger Date, be treated as an inactive participant or a beneficiary (whichever is applicable) of the AECOM RSP, subject to the conditions and limitations of the AECOM RSP.

4.                                      Contributions.  All contributions required or permitted to be made under the terms of the Plan as of the Merger Date shall be made to the AECOM RSP to the extent not contributed hereunder prior to the Merger Date and, if so contributed, shall be credited to the accounts of Participants pursuant to the terms of this Plan as though such contributions were contributed to this Plan prior to the Merger Date.  After the Merger Date, no additional contributions of any kind will be required or permitted under the Plan.

5.                                      Transfer of Plan Assets.  The assets of the Trust, which serves as the funding vehicle for the Plan, shall be transferred to the trustee of the trust which serves as the funding vehicle for the AECOM RSP, on or as soon as practicable after the Merger Date.

6.                                      Transfer of Account Balances.  All accounts maintained under the Plan immediately prior to the Merger Date shall be adjusted as of that date in accordance with the provisions of the Plan.  The net credit balances in such accounts, as adjusted, shall be transferred to the AECOM RSP and credited as of the Merger Date to the corresponding new accounts maintained under the AECOM RSP as provided therein.

7.                                      Plan Benefits for Participants Who Terminated Employment Prior to the Merger Date.  The benefits that would have been provided under the Plan with respect to any Participant who retired or whose employment otherwise terminated prior to the Merger Date will be provided from the AECOM RSP pursuant to the provisions thereof.

8.                                      Plan Administrator’s Actions.  The Plan Administrator shall take such actions as it deems necessary or desirable to accomplish the transfer of account balances and assets as described in this Addendum.

9.                                      Use of Terms.  Terms used in this Addendum shall, unless defined in this Addendum or otherwise noted, have the meanings given to those terms elsewhere in the Plan.